SECURITIES  AND  EXCHANGE  COMMISSION
                             WASHINGTON,  D.C.  20549
                        ---------------------------------




                                  FORM  8-K

                                 CURRENT  REPORT
                     PURSUANT  TO  SECTION  13  OR  15(D)  OF  THE
                         SECURITIES  EXCHANGE  ACT  OF  1934


           DATE  OF  REPORT  JANUARY  13,  2004
           DATE  OF  EARLIEST  EVENT  REPORTED):
                                ----------------

                           NEW  MEDIUM  ENTERPRISES,  INC.

                             -----------------------
             (EXACT  NAME  OF  REGISTRANT  AS  SPECIFIED  IN  ITS  CHARTER)

                 NEVADA                                         11-3502174

STATE  OR  OTHER  JURISDICTION  OF                        (I.R.S.  EMPLOYER
INCORPORATION  OF  ORGANIZATION)                           IDENTIFICATION  NO.)


  (ADDRESS,  INCLUDING  ZIP  CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S  PRINCIPAL  EXECUTIVE  OFFICES)


                                 ETHEL  SCHWARTZ

                      CHIEF  EXECUTIVE  OFFICER  AND  PRESIDENT
                                   1510  51  ST.
                                BROOKLYN  NY  11219
                               TEL:  718-435-5291
                               FAX:  718-972-6196

                               TABLE  OF  CONTENTS:



CURRENT REPORT:  ITEM #1 CHANGE IN MANAGEMENT & CONTROL          2
-------------------------------------------------------------

CURRENT REPORT:  ITEM #2 ACQUISITION OF ASSETS. . . . . . . .   2
-------------------------------------------------------------
CURRENT REPORT:  ITEM #6 RESIGNATION OF DIRECTORS                 17
-------------------------------------------------------------  --
AGREEMENTS & CONTRACTS. . . . . . . . . . . . . . . . . . . .   3
-------------------------------------------------------------
SUMMARY OF CONSIDERATIONS TO BE PAID: . . . . . . . . . . . .   3
-------------------------------------------------------------
CAPITALIZATION: . . . . . . . . . . . . . . . . . . . . . . .   3
-------------------------------------------------------------
FORWARD LOOKING STATEMENTS. . . . . . . . . . . . . . . . . .   3
-------------------------------------------------------------
OUR COMPANY HISTORY:. . . . . . . . . . . . . . . . . . . . .   4
-------------------------------------------------------------
RECENT DEVELOPMENTS:. . . . . . . . . . . . . . . . . . . . .   4
-------------------------------------------------------------
ACQUISITION OF RMD  ASSETS & BUSINESS:. . . . . . . . . . . .   4
-------------------------------------------------------------
THE BASIS FOR THE RMD TECHNOLOGY: . . . . . . . . . . . . . .   5
-------------------------------------------------------------
MARKET OPPORTUNITY. . . . . . . . . . . . . . . . . . . . . .   5
-------------------------------------------------------------
OUR COMPETITION:. . . . . . . . . . . . . . . . . . . . . . .   5
-------------------------------------------------------------
FUTURE PRODUCTS PLANNED:. . . . . . . . . . . . . . . . . . .   6
-------------------------------------------------------------


THE BUSINESS MODEL. . . . . . . . . . . . . . . . . . . . . .   6
-------------------------------------------------------------
THE OPPORTUNITY:. . . . . . . . . . . . . . . . . . . . . . .   6
-------------------------------------------------------------
THE TECHNOLOGY. . . . . . . . . . . . . . . . . . . . . . . .   7
-------------------------------------------------------------
INTELLECTUAL PROPERTY PROTECTION: . . . . . . . . . . . . . .   9
-------------------------------------------------------------
BUSINESS RELATED RISKS. . . . . . . . . . . . . . . . . . . .   9
-------------------------------------------------------------
INDUSTRY RISKS: . . . . . . . . . . . . . . . . . . . . . . .  13
-------------------------------------------------------------
RISKS RELATED TO OUR COMMON STOCK . . . . . . . . . . . . . .  14
-------------------------------------------------------------
PLANS OF OPERATIONS: . . . . . . . . . . . . . . . . . . . . . 15
-------------------------------------------------------------
CHANGE IN MANAGEMENT & CONTROL: . . . . . . . . . . . . . . .  16
-------------------------------------------------------------
CURRENT REPORT  ITEM  6  RESIGNATION  OF  CURRRENT  DIRCTORS   17
-------------------------------------------------------------
DIRECTORS AND EXECUTIVE OFFICERS. . . . . . . . . . . . . .  17
-------------------------------------------------------------
INFORMATION CONCERNING OFFICERS & DIRECTORS:. . . . . . . . .  17
-------------------------------------------------------------
EXECUTIVE COMPENSATION POLICY . . . . . . . . . . . . . . . .  17
-------------------------------------------------------------
EXECUTIVE  COMPENSATION HISTORY:. . . . . . . . . . . . . . .  18
-------------------------------------------------------------

PAGE                       1

2001 STOCK OPTION PLAN: . . . . . . . . . . . . . . . . . . .  18
-------------------------------------------------------------
2004 STOCK OPTION PLAN: . . . . . . . . . . . . . . . . . . .  19
-------------------------------------------------------------
FUTURE EXECUTIVE COMPENSATION:. . . . . . . . . . . . . . . .  19
-------------------------------------------------------------
CERTAIN BENEFICIAL OWNERS:. . . . . . . . . . . . . . . . . .  19
-------------------------------------------------------------
DILUTION: . . . . . . . . . . . . . . . . . . . . . . . . . .  20
-------------------------------------------------------------
SHARES ELIGIBLE FOR FUTURE SALES: . . . . . . . . . . . . . .  20

VOTE BY CONSENT OF 78% OF SHAREHOLDERS:                         21
-------------------------------------------------------------
SCHEDULE OF EXHIBITS: CURRENT REPORT ITEM #7. . . . . . .   21
-------------------------------------------------------------

CURRENT  REPORT:  ITEM  #1  CHANGE  OF  CONTROL  AND  MANAGEMENT
CURRENT  REPORT:  ITEM  #2  ACQUISITION  OF  ASSETS
CURRENT  REPORT:  ITEM  #6  RESIGNATION  OF  DIRECTORS
CURRENT  REPORT:  ITEM  #7  EXHIBITS


BACKGROUND:

On January 13, 2004, with the consent of 78% of the shareholders, New Medium Enterprises, Inc executed definitive agreements with two separate entities To acquire the business and all of the intellectual property assets of a new and emerging DVD format known as RMD, (Reflective Multi-Layer Disc) and an Agreement with a specialized Scientific Development Team to conduct the R&D activities and development of the technologies acquired.
..

The RMD format is a high definition proprietary format under development, based on an integration of concepts and inventions made independently by groups of scientists in several European countries, many of which have extensive experience with a multitude of past and present formats of optical storage and in particular with multiplayer optical structures. The technology is designed to usher in high definition TV and high capacity, next generation DVD discs believed to be capable of exceeding current capacity of 4.7GB one layer DVD by ten fold, with later generations up to 100GB. The higher capability is needed because broadcasters and movie studios are planning to take advantage of the emerging high-definition television screens to produce more digital programming with multitrack sound and much better resolution. With the current 4.7GB standard DVD and two layer DVD 9, recording a full featured length film in high definition cannot be achieved. Consequently, the media recording industry, producers, and content providers are eagerly seeking a cost effective solution to this limitation.


Since RMD uses for read/write the current standard: red laser technology, it is anticipated that it will require no significant change to the current mastering and replicating infrastructure of standard DVD and thus it is believed will be easily adaptable for mass marketing with cost efficiency. Competing technologies under development are based on blue-laser which is anticipated to add significant costs to the DVD infrastructure and thus will make the product expensive to the media recording industry, content providers producers, and consumers. Last spring, Tokyo-based Sony Corp. was the first consumer electronics company to begin offering next-generation DVD recorders, for roughly $3800. Sony leads a consortium called Blu-ray Disc, which is pushing one of two competing standards for the design of the discs, players, and recorders that use blue lasers. The group includes 10 major consumer electronics companies, among them Hitachi, Matsushita, Royal Philips Electronics, and Samsung. The other standard, Advanced Optical Disc (AOD), has been proposed by Toshiba and NEC, no AOD-based products are currently available in the market.

AGREEMENTS  &  CONTRACTS

We entered into the following Agreements and arrangements to secure the RMD assets and to assemble the scientific team capable of developing the prototypes and products.

AGREEMENT # 1 On January 13, 2004, New Medium Enterprises, Inc. executed an agreement to acquire all the assets of MultiDisk Ltd. in exchange of the issuance of 38,557,777 shares of New Medium Enterprises, Inc. MultiDisk, is a high capacity optical media and next generation data storage company that holds certain intellectual property assets pertaining to the new emerging proprietary Reflective Multilayer Disc, RMD format.

In connection with the acquisition, we have agreed to provide initial funding out of our available capital of (i) $77,500 to repay a loan, (ii) $25,000 for broker fees, in connection with the acquisitions, (iii) to allocate $185,000 out of our available funds for administrative operations and public company functions and (iv) undertake future payments of $87,000 after we raise accrued amount of $500,000.

Agreement  #  2:

In a separate transaction on January 13, 2004, New Medium executed an agreement to acquire all of the RMD intellectual property held assets held by Tri-GM International S.A. in exchange of the issuance of 27,792,999 shares of New Medium Enterprises, Inc. Tri-GM International S.A. holds all of the complementary intellectual property assets pertaining to the technologies of the RMD format.

In connection with the acquisition, we have agreed to undertake future payments of $87,000 after we raise accrued amount of $500,000.

AGREEMENT # 3 On January 13, 2004, New Medium Enterprises executed a Scientific Development Agreement with PG, Engineering S.A. in exchange of the issuance of 6,255,000 to PG Engineering and/ or their designees. PG Engineering S.A. consists of a unique scientific and entrepreneurial team with many years of experience in optical storage Media development and specifically with properties of multi-layer optical structures. In accordance to the Agreement, R&D activities will be designated to PG Engineering SA The overall management will be carried out from our Company's headquarters in New York and offices in London. We will provide initial funding of $302,000 out of our available funds and we will be responsible for the overall direction of the project. All intellectual property, patents, equipment, know-how, and products will belong without exception to us.

SUMMARY  OF  CONSIDERATIONS  TO  BE  PAID:
Aggregate  common  shares  to  be  issued  to  above  parties      72,605,776

Aggregate  funds  to  be  allocated  for  repayment  of
Loan  and  broker  fees  and  future  operations  &  Development     $589,500

Aggregate  future  payments  to  be  made:                              $174,000

See  Also  Page  18  -2001  Stock  Options  Plan

CAPITALIZATION:
Via consent of 78% of the shareholders of New Medium Enterprises, Inc. we raised our authorized common shares from 100,000,000 to 200,000,000 shares.

Common  Shares  Outstanding  Prior  to  the  Acquisitions        19,541,444

Shares  issued  pursuant  to  the  Acquisitions  &
Development  Agreement                                                72,605,776

Common  Shares  Outstanding  After  the  Acquisitions
&  Development  Agreement                                             92,147,220

Shares  of  common  stock  underlying  Warrants
issued  to  original  subscribers  and  other  parties
Exercise  prices  range  from  .50  to  $1.50                       10,603,000

Shares  underlying  the  Warrants  issued  pursuant  to
the  2001  Stock  Option  Plan
Exercise  price  is  .045                                            8,000,000

Shares  that  will  be  underlying  the  Warrants  to  be
issued  pursuant  to  the  2004  Stock  Option  Plan.
To  be  awarded  in  the  future                                       5,000,000

Total  potential  future  issuances  based  on  outstanding  and
To  be  issued  shares  underlying  Options  &  Warrants          23,603,000


RISK  FACTORS

FORWARD  LOOKING  STATEMENTS

Some of the information in this 8-K Report or the documents we incorporate by reference in this 8-K Report may contain forward-looking statements. You can identify forward-looking statements by the use of forward-looking language such as "will likely result," "may," "believes," "is expected to," "is anticipated to," "is forecasted to," "is designed to," "plans to," "predicts," "seeks," "estimates," "projects," "intends to" or other similar words. Important factors that could cause actual results to differ materially from expectations include:

     .  Failing  to  produce  a  workable  prototype.

     .  failure  to  raise  sufficient capital to fund business operating plans;

     . market conditions and demand for new optical storage Media development and storage technology;

     . our competitors' ability to successfully develop new technologies to satisfy demand for data storage;

     . difficulties in achieving sales, gross margin and operating expense targets based on competitive market factors;

     . difficulties in competing successfully in the markets for new products with established and emerging competitors;

    . difficulties with single source supplies, product defects or product delays;


     . difficulties in forming and maintaining successful joint venture relationships;

     . difficulties in obtaining, maintaining and using intellectual property protections;

     .  changes  in  data  storage  technological  protocols  and  standards;

     . difficulties in state, federal, foreign and international regulation and licensing requirements;

     .  litigation  actions  by  directors,  employees,  investors  and  others;

     .  limited  operation  and  management  history;

     .  dependence  on  key  personnel;

     .  other  factors  discussed  in  this  8-K  Report


OUR  COMPANY  HISTORY:

We were organized in the State of Nevada on August 2, 1999 under the name Shopoverseas.com Inc. On July 10, 2000, we changed our name to New Medium Enterprises, Inc. We were formed for the purpose establishing a portfolio of Internet related businesses, including (i) the development of our -Commerce
Software Platform-CodeTrek (ii) Acquisition and planned development of our Broadband internet Services platform, (iii) and a portfolio of websites designed for internet commerce.


RECENT  DEVELOPMENTS:

As a result of steadily declining market conditions severely impacting the markets for our CodeTrek proprietory software, for our Broadeo Wireless business, and for our portfolio of internet web sites, during 2001 we decided to abandon indefinitely allocation of our resources to these assets, and further to write off all of the assets on our books pertaining to the above businesses so that we can preserve our resources for an acquisition of a business. For the past two years we have been in negotiations with numerous acquisition targets in an attempt to find a suitable acquisition for our Company. On December 15,2003, the Board of Directors voted in favor acquiring the above assets with intention of developing RMD as our core business.

ACQUISITION  OF  RMD  ASSETS  &  BUSINESS

For the past 5 years, leading companies of the DVD Forum have been investing heavily in research to provide DVDs with an order of magnitude which is considerably greater in storage capacity than what is available at present. The driver for this research has been the advent of digital television and the broadcast of High Definition Television (HDTV) programmes. There are government-backed activities on both sides of the Atlantic forcing the pace of conversion to digital television but as yet we are not aware of a convenient way for the consumer to play back HDTV recordings - A feature length film in HDTV format requires a greater capacity of memory space than what is currently the standard of 4.7GB. What is needed, therefore, is a medium that will offer sufficient capacity for a DVD designed for high definition, but which can be retailed relatively cheaply as a consumer product.

REFLECTIVE MULTILAYER DISC TECHNOLOGY (RMD) is based on an integration of concepts and inventions made independently by groups of scientists in several European countries, many of which have extensive experience with a multitude of past and present formats of optical storage and in particular with multi-layer optical structures. RMD appears to shows every sign of being able to meet this requirement. RMD provides for a disc which in format, dimensions, weight, and coding will conform to the standards set for DVD, minidisk and, indeed, other information carriers. Additionally, the optical reader/player can be made compatible with current DVD formats. The difference is that a RMD can be built with 20 data-bearing layers, as against the current maximum of two for DVD 9. It is possible therefore, using this technology, to produce RMD with 100GB of memory space.

From the commercial/industrial point of view, the particular advantage of the RMD invention - as against other ongoing lines of research - is that while the technology is cutting edge and there is a patent application covering the multiple laminations - and also the optical paths between them and the reader - it does not impose any fundamental change on current DVD manufacturing processes nor in the way in which content is replicated. The RMD drive is very similar to the standard DVD player, there being only small modifications needed for the multilayer readout option. Thus the production of both the drivers and the discs themselves could be taken on at existing DVD manufacturing facilities with a minimum of upheaval. For that reason, RMD can be presented as an upgrade, offering considerable added value, without commensurate increases in production costs.

The feasibility of the RMD has only been proved at laboratory level and, encouragingly, in-house technical audits to date have not brought to light any significant technological or engineering risks. That is not to say that full development is free of challenges. The aim is to have a first prototype finished during the second half of 2004. At its conclusion, it will be possible to demonstrate the recording and playback of a multiple layer disc and driver with the ability to read all layers without any cross-talk, static or loss of quality whatsoever.

THE  BASIS  FOR  THE  RMD  TECHNOLOGY:

Since it is extremely difficult to reliably put more than two layers onto a single disc the industry was forced to seek a solution with the higher-frequency, higher-resolution, and much more expensive blue laser. This direction offers more data per layer, yet remains limited at 2 layers. The RMD Scientific Team has chosen to solve the problem of the medium itself instead of resorting to changing the laser. They have developed and patented a technique that puts multiple layers (up to 20) on a single disc with no quality loss in the content stored and read from all layers. The scientific team undertook and succeeded in this amazing achievement with minimal changes to the hardware structure of current red laser DVD players. We believe, this will prove a significant advantage as the temperamental blue-laser technologies require significant and expensive changes in production facilities both for DVD players and the disc-media themselves. (Sony's released blue laser has a retail price tag of 3.800 USD in Japan), whereas the initial non-automated production cost of RMD unit is likely to be around current high end DVD's(approximately USD $200).

MARKET  OPPORTUNITY

Our product relates to the huge, and extremely fast growing, sector of the data storage market - optical disc storage - of which DVD formats have an effective monopoly presently. According to the International Recording Media Association
(IRMA) in the year 2001 CD sales globally amounted to 8.8 billion units, providing USD 3.1Bn in revenue to the recording industry. In 2002, this rose to around 10 billion units earning USD 5Bn. However, over the last two years, there have been signs that the CD market has become saturated and is now yielding to the demand for a carrier with greater capacity, namely the DVD. DVD replication is now the most promising segment of the whole data optical storage market. The IRMA report shows that 849 million DVD-video units, 16 million DVD-audio and 63 million DVD-ROM units were produced last year. For 2003, IRMA predicted almost two billion DVD-video units, a hundred million DVD-audio and more than two hundred million DVD-ROM units will be produced worldwide. The sales of high definition programs have expanded into many markets, especially in the US, with particular emphasis on the delivery of popular sports programs. Quoting Joseph
A. Flaherty, Senior Vice President of CBS Television at The Home Entertainment Show 2002: "HDTV is alive, healthy and growing in America and conditions for its rapid expansion are all in place. Expansion requires an ample supply of HD programs, HD distribution systems and HD packaged video systems". He continued, "As to programming, HDTV programs are readily available in quantity and have been for many years virtually all of the CBS prime time entertainment programming (broadcasting) is in HDTV".

The FCC is phasing in the tuner requirement, starting with the largest, most expensive televisions TVs 36 inches or larger must have the tuners by July 2004, while most smaller sets will get them by July 2007. More immediately, all TV stations in the US are required be capable of broadcasting digital TV by the end of 2007. Whilst the US is effectively in the vanguard of the move to digital TV, European and Asian countries are following closely on their heels. It goes without saying, therefore, that there is already an established demand for an HD packaged video system to keep abreast of HDTV and, indeed, digital cinema - essentially in the form of an optical disc. DVD replication is now the most promising segment of the whole data optical storage market.

OUR  COMPETITION:

While Blu-Ray development and other developments by Toshiba & NEC continue to face a number of serious technical challenges with both the disc and the reader, and is reported to be still some distance from being a fully viable product, we estimate that RMD could go into commercial production very quickly. Moreover, there is no theoretical or practical reason why blue laser technology might not be applied to RMD when, in the fullness of time, it does come on stream. In fact, that would multiply the storage capacity of a blue laser DVD to around 200GB. Finally, it is worth noting that the retail price of "DVD-Blue" unit is presently priced at 3.800USD in Japan for Sony's first Blue Laser DVD. Whereas the initial non-automated production cost of RMD unit is likely to be around USD $200.

The challenge for us to persuade the DVD Forum of the advantages RMD is anticipated to be enormous. The campaign to achieve acceptance will begin as soon as possible after the completion of the prototype as it is anticipated that success with our prototype will attract significant attention in the markets of the Western world. Additionally, there is another huge market to be considered:
China and its sphere of influence. For some time now, China has been unhappy with the domination of the sector by the DVD Forum and its imposition of charges for the application of DVD formats. In an effort to break free from its strictures, the Chinese Government is sponsoring research into alternative formats. We hopes to become an important player and provider of the necessary know how in order to assist several multinational companies in their hunt for a competitive advantage over other consortiums in the battle for the next generation DVD standard.

FUTURE  PRODUCTS  PLANNED:

It has been mentioned that the usual CD/DVD technology does not allow manufacturing discs with more than two layers (from one side). In contrast RMD technology allows building discs (and players) with 5, 10 up to a maximum of 20 layers. Our product is a multi-layered reflective disc. Its format, dimension, weight, coding, technological and operational standards, as well as the corresponding parameters of the drives/players (including reading rate and power consumption) can meet if chosen by us the regular standards of CD, DVD, minidisk and other existing information carriers.


First  generation  products  ROM  (pre-recorded)

First generation products are compatible with the present DVD technologies and inexpensive commercial red lasers. Nevertheless, we believe their characteristics are not inferior and even superior to the "blue" DVD products under development. RMD-HDTV ROM (pre-recorded), 120mm polycarbonate 1.2 mm thick single-sided disc. Total capacity 18GB-36GB. Variable bitrate 18 Mbs-60Mbs. Main applications - High Definition TV (1080i, 1080p and 720p standards) and Digital Cinema.

Second  generation  products

RMD HDTV ROM (pre-recorded), 120 mm polycarbonate 1.2 mm thick double sided disc. Total capacity over 70GB. Main application- Digital Cinema.

RMD - R (recordable), 120 mm polycarbonate 1.2 mm thick single sided disc. Total capacity-16GB-32GB.

Third  generation  products.

At the time when the blue laser technology becomes cheap and reliable we shall start manufacturing "RMD-Blue" 10- layer and 20- layer RMD. It means up to 200 GB capacity for a 120 mm discs, as compared with 30 GB capacity of the "blue" pre-recorded discs theoretically promised (by Toshiba and Nec).


THE  BUSINESS  MODEL

We plan to pursue discussions with the major players in each of the several consortiums in the global arena of DVD manufacturing. We plan to offer our patented knowledge and know how on how to manufacture hi-capacity multi-layer discs and players with marginal cost increases. We believe these discs holding up to 100GB will generate royalty and license fees on a per-unit basis. Since our multi-layer technology is applicable to both red- and blue-laser technologies, we are not limited to dealing with a single consortium or company in the current standards war. When having the first prototype ready, we believe we will rapidly transform ourselves from a pure R&D company into a licensing operation with the sole objective of signing the most effective suite of top-level agreements for our shareholders. We seek to make sure that all players and discs in the future are capable of using the our technology.

THE  OPPORTUNITY:

We believe that RMD is an innovation which is capable of meeting the near term demand for a HD-packaged video system as a consumer product; capable in the near term of having the capacity for sufficient data for a HDTV full length feature film and, after development, up to 100GB using conventional red laser technology or 200GB if implemented in blue laser devises. We believe we hold a major advantage in the dynamic invention that lets it become implemented in any of the two major technologies of the future (red and blue laser). There are a wider range of advantages if applies to red laser such as the very low cost in production since the invention needs very little change in production lines and hardware structure. For red laser we believe we will have the capability to run all old formats of DVD which is a major advantage from a consumer perspective. The fact that we are not aware of any other company capable of producing multiple layers disc and player devises provide the core opportunity for us to become successful, and for every day that passes and the battle for dominance in controlling the forthcoming DVD standard, the more opportunity will be created for us to get attention and the ability to build mutually beneficial partnerships in the industry. All focus at the moment lies in creating the long anticipated first prototype and have it sent to awaiting companies that are eagerly awaiting its return for trial periods and testing.

THE  TECHNOLOGY

INTRODUCTION:

An entirely different method of recording data is used for optical discs. The word optical resonates a relationship to light. To make an optical disc, tiny lasers create peaks and valleys in a plastic layer on a circular disc. In the device that reads the optical disc these peaks and valleys are read as 1's and 0's by shining another laser on the disc. The most common size of optical disc is the CD-ROM, which stands for Compact Disc - Read Only Memory. It looks just like an audio CD. Almost all software is being distributed on CDs now. The CDs that contain commercial software are of the Write Once Read Many (WORM) variety. They can't be changed once they are created. This is where the ROM part comes from. What you need for backup storage of changing data are rewritable discs. These use a different material for the laser to work on that can be softened and lasered again.

DVD - Digital Video Disc (Also known as Digital Versatile Disc). DVD technology uses a very short wavelength laser beam to read pits from the spinning platter. The technology used is MPEG-2 for video and AC-3 for audio. A decoding I/O card is needed to decompress the data. This card can be an ATAPI or SCSI card. The standard DVD holds 4.7GB of information on one side of the platter. DVD discs which are double sided ( data on both sides of the disc) must be manually flipped in order to play the other side of the disc. There are 3 types of DVD drives, Read Only, Recordable and Rewritable with standard capacity of 4.7GB.

The world data storage market needs low-cost high-capacity formats that have substantially greater capacity than the current standard of 4.7GB. Quasi-Reflective Multilayer Disc technology- RMD- offers a solution which is predicated on increasing capabilities by multiplication of number of layers. RMD technology uses proprietary read-out principle and proprietary quasi-reflective disc construction resulting in dramatic reduction of interlayer cross talk. RMD technology is based on classical DVD machinery, technologies and inexpensive commercial red lasers. Our red laser based products (RMD) is anticipated to be equivalent to the "blue" products in their capacity and speed parameters, and is anticipated to compete directly with the latter. However, we believe that our technology has a resolute advantage - technological simplicity of disc and drive manufacturing. A leading Japanese company (Toshiba, public report October 2001) admitted that the blue laser replicated discs (ROM) may not be attainable at all in the context of existing DVD manufacturing technologies. Reliable replication of pits of the size appropriate for blue laser technology in industrial mass production environment would require total refurbishing of all existing DVD production machinery with vastly more complicated and expensive ware. This is in addition to the difficulties related to blue lasers themselves: they are less reliable and by far more expensive than red lasers. The layer structure of a RMD looks like a conventional DVD layer. The main difference is that the information layers are made using quasi-reflective proprietary technology. As a result, a laser beam when reflecting from RMD layer generates no interference with a signal reflected from the surface outside the information pits ("land" in professional lingo). RMD-disc is a stack of thin 20-30 microns (micrometers) plastic sub-layers bonded to each other. Each of those layers is manufactured by replication from standard masters, made as a rule from nickel, (masters) in DVD or other formats.

Each information layer is manufactured by replication-like technology using standard DVD like masters and machinery. Unlike in the case of the present conventional reflection discs, in RMD discs, interlayer cross talk is drastically diminished. It is this cross talk caused by parasitic interference of multiple reflected coherent signals that in particular establishes the 2-layer limit for DVD. The appropriate technology has already been developed and it is the principle know-how of our RMD Team. This technology helps to avoid the optical interference principle of reading that is currently used in the DVD, and provides the basis for multi-layer RMD. The multi-layer quasi-reflective ROM technology of RMD is based on the technology elements taken from the marriage of the elements of semiconductor photolithography and the usual replication technology.

RMD technology has been designed in laboratory conditions for RMD disc production to be compatible with current DVD industrial infrastructure and we believe this technology will be adopted for mass production with relative ease. RMD technology, as well as DVD technology, is based on polymer materials (polycarbonate, etc.), so the manufacturing price per unit will be close to that of DVD.

One of the key advantages of the RMD technology is its nearly complete compatibility with DVD production machinery. The drive for reading the multi-layer discs will require insignificant modification with respect to standard DVD drives. RMD may use existing DVD drives with some redesigning (proprietary) of the optical head, therefore the commercialization and upgrading of our disc/drive technologies to mass production scale is anticipated to be cost effective. Our proprietary technology has the following technological advantages:

High Data capacity: multiple-fold data capacity increase over a single-sided DVD, (we anticipated that when blue lasers are commercially available there will still be a similar advantage over conventional blue laser discs).
Cost: We believe the production cost of RMD will be commensurate with that of DVD. We believe that existing DVD equipment may be used for the manufacturing process provided there are two additional operations, the cost of which we estimate will not exceed 5% of the total production cost. We believe the cost will be definitely lower than the cost of "blue" discs.

Proven manufacturing processes: no extra development of special equipment is needed for manufacturing and mass production of discs and drives.

Mass production opportunity: cost effective mass production technology close to DVD replication technology.

Like FMD technology (Fluorescent Multi-layer Disc developed by Constellation 3D, Inc., at present bankrupt), multi-layer RMD technology uses inexpensive red lasers. However, compared to the former, the RMD technology boasts at least three key advantages:

The magnitude of response RMD signal is nearly 1000 times higher than that of the FMD (theoretical calculations). We believe that this simplifies disc and drive manufacturing when compared with FMD. (The fluorescence is a weak phenomenon and as a result the FMD signal in all probability is also weak. It is our view that weak signal would make hard to obtain the standard level of signal to noise level).

RMD technology does not use sensitive organic dyes. Application of unfamiliar chemical Technologies is highly disturbing for the optical storage community of engineers. RMD will be surely a more comfortable technology for acceptance by industry.

Service life of RMD discs is anticipated to be at least the same as of DVD discs.


It is inevitable that questions would be raised as to the similarity between RMD and FMD technologies. Brief discussion should help to understand the difference. The basic assertion of FMD technology (made public many times) is that multilayer discs are possible only if the response signal triggered by the reading laser beam is non-coherent. This is why the response signal used in FMD is fluorescent response rather than the reflected laser beam. As far as the usual structure of DVD is considered the claim seems to be correct. The calculations of our RMD team seem to corroborate the fact that it would be difficult to avoid destructive diffraction and other negative optical effects of coherent response signal in more than two layers of DVD structure.


The RMD technology discovered the method of minimizing the above difficulties even though the reflected laser beam signal remains coherent. Thus we can use the quasi- reflected laser beam as response signal and at the same time avoiding its destruction that would be typical under usual conditions such as are in DVD structure.

Thus the basic physics and technology of RMD is fundamentally different from FMD. This holds true for both the disc and the drive. We are confident that the RMD's physical structure will inspire the whole optical data storage community and will facilitate industrial support for the HDTV and Digital Cinema markets.

The First Generation products (see above) based on classical DVD technologies and inexpensive commercial red lasers are equivalent to the projected "blue ray" DVD products in their capacity and speed parameters, and they directly compete with the latter. However, they have decisive advantages - relative technological simplicity of the disc and drive manufacturing and in consequence dramatically lower cost.

Disc: RMD requires 0.4 micron technology as for a standard DVD; The "blue" ones need 0.2-micron technology. It requires quite incredible accuracy of replication of the pits edges and depth. Such accuracy although possible in laboratory conditions presents real challenge for the modern mass production.

Drive: RMD may use existing DVD drives with some redesigning of the optical head. The "blue" discs of the same capacity require: "blue" lasers - the laser cost alone is substantially higher than the cost of commercial DVD drives, while the prospect for the development in the near future of some new inexpensive technology is questionable; high aperture optics (NA 0.8) puts extreme demands on the disc's production precision and homogeneity. In conjunction the drive's tracking and focusing system becomes very complicated and expensive; drives are very different from the existing DVD drives. Replication production equipment of "blue" discs should be quite different, despite the assertions by some companies that it would be "essentially the same". Recent admissions made by Toshiba are revealing in this respect. Pricing. The production cost of "blue ray" player is presently estimated as over USD 1.800.(RMD player will cost 1/10th, approximately USD $180-$200.

It appears that the prospects for the developing in the near future of inexpensive and reliable "blue" ROM disc and drive reaching the requirements of HDTV markets are not bright.

Nevertheless, it should be emphasized that we also foresee the future generations of RMD based on blue lasers. However the multilayer structure will allow a proper reduction in tolerance demands as applied to one information layer and at the same time the increase in capacity of the discs which will never be achieved in the framework of the usual blue laser DVD's. As the semiconductor industry recognizes and it is on the verge of manufacturing of 3D transistors , similar expectations are anticipated for the storage carriers. There is no way to comply with the Moore Law unless 3D principle of recording and storage of data is adopted by optical storage industry. In this sense the FMD technology pioneered by Constellation 3D Inc. was a valid and sensible one. However the technological solutions proposed are different and vastly simpler for implementation and integration into the existing industrial environment.

INTELLECTUAL  PROPERTY  PROTECTION:

I The first comprehensive patent titled "Multi-layer quasi-reflective media and method of its manufacturing" has been filed initially as a provisional US patent application with the enlarged version prepared as regular PCT & US application which has been submitted recently. This patent covers the basic technological principles and processes of manufacturing of RMD. In addition, as per the acquisitions of MultiDisc and TriGM International S.A. we are acquiring a portfolio of researched and isolated patentable inventions related to RMD technologies for which we plan to apply for patent protection in the future. It is also expected that we will develop new derivative concepts, as well as supplementary technological solutions and processes, resulting in patents and/or know-how, which will be expanded upon and enhance the original RMD concept and intellectual property.

  RISKS:

With the acquisitions of the RMD business and intellectual property assets, We are subject to certain risks and uncertainties. In considering whether to acquire our common stock, you should carefully consider the risk factors described below. You should consider these risk factors, together with all of the other information in this 8K and the documents we have incorporated, before you decide to purchase shares of our common stock.

The following risks and uncertainties are not the only ones we face. Risks and uncertainties which either we do not know about or we currently believe are immaterial may also materially impair our business operations. If any of the following risks occur, our business, results of operations, financial position or cash flows, could be materially adversely affected. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment.

  BUSINESS  RELATED  RISKS

We have no history of revenue, and expect to continue to incur operating losses until such time as our first generation products achieve commercial acceptance.

We have no revenue history and therefore we have not achieved profitability. We expect to continue to incur operating losses for the foreseeable future at least until such time the first generation products are commercialized, and only provided we are able to generate fees through royalty agreements and joint venture agreements. Any fees we could potentially generate would most likely not occur until and unless the actual products are produced after validation of the industrial prototype.

We have never generated any revenues or profits, and there is no assurance that, in the future, we will be profitable on a quarterly or annual basis. We anticipate that we will continue to incur losses until, at the earliest, our first generation of products achieve commercial acceptance and we generate enough revenue from the sale or licensing of our products to offset our operating costs. We have limited capital resources.


OUR  LIMITED  OPERATING  HISTORY  MAKES  IT  DIFFICULT TO EVALUATE OUR BUSINESS.

We have not yet generated any revenues from the sale of products. We are at the initial prototype level. We do not anticipate generating material revenue from the sale of products in the foreseeable future. Accordingly, there are no meaningful period-to-period comparisons of our operating results from which to evaluate our performance. The lack of performance history of our products, our limited forecasting experience and processes and the emerging nature of our target markets makes forecasting our future sales and operating results difficult.

We cannot assure you that any revenues generated in the future, if any, will be sufficient to finance the complete cost of our research and development. We will require significant additional funds before we achieve positive cash flow from operations. Our future capital requirements and profitability depend on many factors, such as the timely success of product development projects, the timeliness and success of joint venture and corporate alliance strategies and our marketing efforts. Terms on which we may raise additional capital may include restrictions that could create difficulties in obtaining future financings, limit our options for changing the business and cause substantial cash flow problems. Any equity raises of additional stock or convertible debt financing which we obtain, if any, could result in substantial dilution to stockholders.

WE  WILL  NEED  TO  RAISE  ADDITIONAL  FUNDS  WITHIN  THE  FIRST  SIX  MONTHS.

We have relatively significant operating capital needs and only very limited capital resources. Pursuant to our Agreement with PG Engineering, S.A. out of our available funds, we will allocate $302,000 of our resources to PG Engineering, for the development of the first stage of the Prototype. In addition, we will allocate $77,500 for repayment of a loan, and $25,000 for broker fees in connection with the acquisitions plus an additional $185,000 to be utilized for expenses incurred in administrative and public company functions. It is assumed that these funds will last about four to six months following the acquisitions

WE  WILL  NEED  TO  RAISE  SEVERAL  MILLION  IN  ADDITIONAL  CAPITAL  TO SUSTAIN
OPERATIONS.

Although we have outstanding Warrants that are exercisable at prices between .50 and $1.50, that could potentially, if exercised in full, generate in excess of $12,000,000 for the Company, there is no assurance that the price of the stock will appreciate during our first year, to induce the warrant holders to exercise their warrants.

If the stock trades below the warrant exercise price, warrant holders will not exercise their warrants, since the warrant is out of the money. Consequently, we may have to raise additional capital through Private Placements of equity shares. If we are unable to secure additional sources of capital we will need to substantially curtail our level of research and development efforts and other activities. We anticipate that we will require substantial additional financing to fund our working capital requirements. There can be no assurance, however, that additional funding will be available or, if available, that it will be available on terms acceptable to us. There can be no assurance that we will be able to raise additional cash if our cash resources are exhausted. Our ability to arrange such financing in the future will depend, in part, upon the prevailing capital market conditions as well as our business performance and the success of our prototypes.

OUR PRODUCTS ARE STILL IN THE DEVELOPMENT STAGE AND HAVE NOT YET GAINED COMMERCIAL ACCEPTANCE.


PROTOTYPE  RISK:

In order to produce a product we must first prepare a prototype which can demonstrate that the product will work as intended. While initial RMD lab tests conducted for the prototype proved to be very promising and reliable, further testing may result in some limiting factor that would make the technology useless or less useful than anticipated. Such a risk would have the greatest adverse effect on the value of the technology, and therefore could have a material adverse effect the price of our shares. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment

The Milestone Plan sets out a timing schedule for the various phases of the development. There is no assurance that the actual development will proceed in accordance to the plan. The first milestone is due in May 2004. There is no assurance that this milestone or any future milestone is met. Failure to fulfill one or more milestones will have a material adverse effect on our company and on the price of the stock.

TESTING  EXECUTION  -  RISKS  -

The current development plan is based on our current understanding of what equipment might be needed and what testing might need to be done. As disc and drive design, assembly and testing progresses, additional needs may be identified and cause changes in the costs, schedule and order of testing, which may have an adverse effect on our company and on the price of our stock.

RISKS  IN  COST  ESTIMATES  FOR  FUTURE  MASS  PRODUCTION:

These risks are the most difficult to assess at this stage of development. Changes might occur in the estimated cost of equipment needed for commercial RMD mass production and distribution. An important attribute of our technology is that it is based on standard red laser technology which we believe will result in minimum infrastructure costs as opposed to the competing Blue-Ray products, which are believed to require significant infrastructure costs. This is the most important competitive edge we may have over industry giants such as Sony and the

Blu-Ray consortium, and other giants such as Toshiba and NEC, and others. In the event the cost for mass producing the products proves to be materially more expensive than anticipated it may cause the product to be to too expensive as a result of the higher than anticipated production cost, and thus less competitive with the Blu-Ray products or other products developed by industry giants such as NEC and Toshiba which may have a material adverse effect on our company and on the price of our stock.

INTELLECTUAL  PROPERTY  RISK:


WE CANNOT ASSURE YOU THAT WE WILL SUCCESSFULLY PROTECT OUR RMD TECHNOLOGY AND ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS.


Intellectual property Risks - Our initial patent application has not yet been fully assessed by a patent office, so there is still a possibility, that some prior art or similar recent application may be found that would significantly reduce the value of intellectual property which would have a material adverse effect on our company and the price of our stock.

     We have applied for our initial patent entitled MULTILAYER REFLECTIVE INFORMATION CARRIER AND METHOD FOR MANUFACTURING THEREOF. In addition, as per the acquisitions of MultiDisc and TriGM International S.A. we are acquiring a portfolio of researched and isolated patentable inventions which include various components of RMD technologies for which we plan to apply for patent protection in the future. Although the scientific team believes that all of the inventions are novel and merit patent protection, there is no assurance that patents will be granted for each or any of these inventions. Failure to receive patent protection on these inventions may have an adverse effect on our company and on the price of our stock.

We expect to develop trade secrets and may seek patent or copyright protection for trade secrets. We cannot assure you that we will develop trade secrets or seek patent or copyright protection for any or all of them. We have entered into and intend to enter into confidentiality and non-disclosure agreements to protect one or more trade secrets which we or our employees or independent contractors may develop, but we cannot assure you that we will do so or that the appropriate parties will maintain the confidentiality necessary to protect our trade secrets. A failure to maintain one or more trade secrets could have a material adverse impact on us.

We may offer products in the U.S. and in foreign countries based on the patented Reflective Multilayer Disc (RMD). However, certain countries in the Pacific Rim and elsewhere may not offer the same degree of intellectual property protection that the U.S., European Community and Japan afford. Therefore, we may be unable to enforce our patent rights in those jurisdictions, even if we are able to obtain intellectual property rights.

We cannot guarantee that any patents, copyrights, trade secrets, trademarks or domain names that we develop or obtain will provide sufficient protection to us. Furthermore, we cannot assure you that other parties will not challenge the validity of our intellectual property results or that other parties will not assert affirmative defenses to infringement or dilution. If another party succeeds in developing optical data storage technology comparable to RMD without infringing, diluting, misusing, misappropriating or otherwise violating our intellectual property rights, our financial condition may materially suffer.

In the future, a court, patent office or other authority may deem one of our employees or contractors and not us to be the legal owner of one or more patents, patent applications or other intellectual property, which is material to protecting our data storage technology. Our Agreement with PG Engineering S.A. and as well as their Agreement with subcontractors require that their employees and contractors assign to us all right, title and interest in and to the intellectual property that was developed for us. However, we cannot assure you that we will obtain legal ownership of one or more licenses to use the intellectual property, which an authority deems to be the property of our employee or contractor, on satisfactory terms. Our failure to obtain the legal ownership of, or one or more licenses to use, the intellectual property may have a material adverse effect on our business or financial results.

PAGE                                    11
WE MAY REQUIRE ADDITIONAL TECHNOLOGY IN ORDER TO SUCCESSFULLY DEVELOP AND LICENSE OUR TECHNOLOGY.

We believe that we have researched a substantial amount of technology for our products for which we intend to seek patent protection. However, we may need to develop or acquire some additional technology in order to produce products that are ready for commercial sale or licensing. If we cannot develop the additional technology that we need in order to be able to sell the products, we may have to purchase technology from others. We cannot promise or accurately forecast whether we will succeed in performing these acquisitions.

DEPENDENCE  ON  KEY  PERSONNEL

We depend upon certain key personnel, and we may become unable to maintain or attract, knowledgeable and experienced personnel vital to our financial success.


In order to succeed, we depend upon our ability to attract and retain highly qualified technical and management personnel, including experts in the field of optical storage technology and the sciences underlying such technology. We cannot assure you that we will be able to attract and retain the qualified personnel we need for the business. We have entered into an Agreement with PG Engineering, S.A. for the research and development of the prototypes and Commercializing the Products. Should any of the required crucial scientists leave PG Engineering our research and development efforts and capabilities might be adversely impacted. A departure of required scientist could delay our ability to successfully market or bring our products to market. Qualified scientists and other technical personnel are in high demand and are often subject to competing offers. We face competition for such personnel from other companies, research and academic institutions, government entities and other organizations. We do not currently maintain "key man" insurance for any personnel. We have attempted to retain our key personnel, by providing them with attractive incentive packages, which include competitive salaries and stock option grants. However, we cannot assure you that these incentives will guarantee retention of our key employees.


WE  MAY  BECOME  FINANCIALLY  DEPENDENT  ON  ONE OR A SMALL NUMBER OF CUSTOMERS.

Because we are a research and development company, we have not developed a customer base for our products. We hope to establish joint ventures and licensing arrangements with strategic partners to license RMD technology. In the future, it is possible that we, the joint ventures and licensees will have sales to one or a small number of customers which equal ten percent or more of our consolidated revenues. This would subject us to depending on that supplier or joint venture partner, which could have an adverse effect on our company and on the price of our shares.

CONCENTRATION OF OWNERSHIP OF OUR COMMON STOCK AMONG THE SHAREHOLDERS TO WHOM WE ISSUED SHARES IN EXCHANGE OF THE RMD ASSETS, INCLUDING NEWLY APPOINTED OFFICERS AND DIRECTORS, MAY PREVENT CURRENT AND NEW INVESTORS FROM INFLUENCING SIGNIFICANT CORPORATE DECISIONS.

Pursuant to the acquisitions of the business and RMD Technology assets, we will be issuing an aggregate of 72,605,776 shares in exchange of the RMD assets and for the scientific team who will be developing the prototypes and products. Prior to the acquisitions, our outstanding common shares was 19,541,444.
Following the acquisitions, we will have an aggregate of 92,147,220 common shares outstanding Of which 79% percent of the shares will be owned by the shareholders and designees Of MultiDisc, Ltd. TriGM International S.A. and PG Engineering S.A. In addition, these shareholders will have the ability to influence or control the management of our day-to-day operations, business and affairs. Accordingly, this concentration of ownership may harm the market price of our common stock by: delaying, deferring or preventing a change in control in us; impeding a merger, consolidation, takeover or other business combination involving us; or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

PROVISIONS OF CORPORATE LAW AND OUR CERTIFICATE OF INCORPORATION COULD DETER TAKEOVER ATTEMPTS.

The provisions of the corporate law of our state of incorporation and our certificate of incorporation could make it more difficult for a third party to acquire control of us, even if the change of control would benefit the stockholders.

COMPETITION:

The market for our technology is very competitive, is subject to rapid technological changes and varies for different individual products. We believe that there are potentially many competitive approaches being pursued in competition to our technology, including some by private companies for which information is difficult to obtain. Most all of our competitors have significantly greater resources, more product candidates and have developed product candidates and processes that directly compete with our technology. Our competitors may have developed, or could in the future develop, new technologies that compete with our technology or even render our technology obsolete. Our technology is designed to produce high capacity, next generation discs that could effectively compete with the current blue-ray products being produced by Industry Giants such as Sony, NEC, Toshiba, etc. Even if we are able to demonstrate improved or equivalent results, researchers and practitioners may not use our technology and we will suffer a competitive disadvantage. As a result, we may be unable to compete successfully in the market place which could have a material adverse effect on the price of our stock.

INDUSTRY  RISKS:

OUR  EXPECTED  PRODUCTS MAY BE SUBJECT TO VARIOUS LEGAL AND REGULATORY CONTROLS.

We are unaware of any particular electrical, telecommunication, environmental, health or safety laws and standards that will apply to our products. While we do not anticipate special regulations of our products, we cannot assure you that we will not have to comply with laws and regulations of domestic, international or foreign governmental or legal authorities. Compliance with these laws and regulations could have a material adverse affect on us.

WE FACE INTENSE COMPETITION IN THE HIGH CAPACITY OPTICAL MEDIA AND NEXT GENERATION DATA STORAGE INDUSTRY:

Philips, Sony and other members of the DVD Forum are aggressively working on an alternative solution for HD video packaging known as "Blu-Ray" technology. In essence, Blu-Ray replaces the current DVD red laser optical reader with a blue one. While the shorter wavelength of blue light gives it the resolution needed to read much smaller pits, and hence provides for an increase in data capacity on the disc, it does mean a departure from current red laser technology with concomitant technical risks and additional costs. Additionally, we estimate that there are numerous enterprises currently researching, developing or producing other types of next generation DVD technology, which we consider to be our material competitors. We expect that some competitors will continue to have significant market shares. Our competitors may further increase their market shares through mergers, acquisitions and research and development.

While we believe that RMD products and joint venture and licensing strategies will result in competitive advantages, we cannot assure you that we will obtain or maintain any of such advantages over time. Furthermore, we cannot assure you that a competitor will not invent a superior technology, or that our products and services will be able to penetrate the data storage market. Many of our current and potential competitors have or may have advantages over us such as greater financial, personnel, marketing, sales and public relations resources.

Existing or future competitors may develop or offer products that provide significant performance, price, creative or other advantages over products that we offer.

WE MAY BE UNABLE TO OBTAIN SUFFICIENT COMPONENTS ON COMMERCIALLY REASONABLE OR SATISFACTORY TERMS, WHICH MAY HAVE A MATERIAL ADVERSE IMPACT ON OUR FINANCIAL CONDITION.

It is common in the data storage technology manufacturing and assembly industry for certain components to be available only from a few or sole-source suppliers. We cannot assure you that the key components for future products will be available from more than a few suppliers. Therefore, we, our joint ventures and our licensees may experience difficulty in obtaining a sufficient supply of key components on a timely basis. We hope to develop relationships with qualified manufacturers with the goal of securing high-volume manufacturing capabilities, thus controlling the cost of current and future models of our future products.

We cannot assure you that we will be able to obtain a sufficient supply of components on a timely basis or on commercially reasonable terms. The same supply and cost problems could adversely affect our sales of products. The inability to obtain sufficient components and equipment, to obtain or develop alternative sources of supply at competitive prices and quality or to avoid manufacturing delays, could prevent joint ventures from producing sufficient quantities of our products to satisfy market demand. Additionally, in the case of a component purchased exclusively from one supplier, joint ventures could become unable to produce any quantity of the affected products until the component becomes available from an alternative source. These problems could cause delays to product shipments, thereby increasing the joint venture's material or manufacturing costs or causing an imbalance in the inventory levels of certain components. Moreover, difficulties in obtaining sufficient components may cause joint ventures and licensees to modify the design of our products to use a more readily available component. These design modifications may also result in product performance problems. Any or all of these problems 8 could result in the loss of customers, provide an opportunity for competing products to achieve market acceptance and otherwise adversely affect our business and financial results.

Due to potential intellectual property claims and litigation that parties may initiate against us, we may suffer economic losses and become unable to research, develop or license the sale or manufacture of the technology.

As is typical in the data storage industry, other parties may in the future notify us of claims that may be infringing, diluting, misusing, misappropriating or otherwise violating our intellectual property rights. It is impossible to predict the outcome of such potential claims, and we cannot assure you that the relevant authorities will resolve the potential claims in our favor. We also cannot assure you that an unfavorable resolution of a claim will not have a material adverse effect on our business or financial results. In particular, there has been significant litigation in the data storage industry relating to infringement of patents and other intellectual property rights. We cannot assure you that future intellectual property claims will not result in litigation. If another party were to establish infringement, dilution, misuse, misappropriation or any other intellectual property rights violation, we or our joint ventures might have to pay substantial damages, or courts might enjoin us from developing, marketing, manufacturing and selling the infringing products in one or more countries. In addition, the costs of engaging in intellectual property litigation can be substantial regardless of outcome. If we seek licensure for intellectual property that we cannot otherwise lawfully use, we cannot assure you that we will be able to obtain such licensure on satisfactory terms. We might not own intellectual property that we believe we own or that we need in order to successfully research, develop and license our technology.


RISKS  RELATED  TO  OUR  COMMON  STOCK

THE  MARKET  FOR  OUR  COMMON  STOCK  MAY  BE  ILLIQUID.


Historically the trading volume of our common stock has been nominal. There can be no assurance that volumes will increase to a consistently higher level or that holders of the shares will be able to sell their shares in a timely manner or at all.

WE  MAY  EXPERIENCE  VOLATILITY  IN  OUR  COMMON  STOCK  PRICE.

The stock market and especially the stock prices of technology companies have been very volatile. This volatility may not be related to the operating performance of the companies. The broad market volatility and industry volatility may reduce the price of our common stock without regard to our operating performance. The market price of our common stock could significantly decrease at any time due to this volatility. The uncertainty that results from such volatility can itself depress the market price of our common stock.


We do not expect to generate cash flow from operations for the foreseeable Future. Consequently, we will be required to raise additional capital against the issuance of equity which will cause dilution to existing shareholders. There is no assurance that we will be successful in raising additional capital under acceptable terms.

DOUBT ABOUT OUR ABILITY TO CONTINUE OPERATIONS AS A "GOING CONCERN"; YOU MAY LOSE ALL OF YOUR INVESTMENT IF WE ARE UNABLE TO CONTINUE OPERATIONS.

Our ability to continue as a going concern is subject to substantial doubt given its current financial condition and requirements for additional funding. There can be no assurance that we will be able to obtain sufficient funds to continue the development of and, if successful, to commence the sale of our products and services under development. As a result of the foregoing, we anticipate that our auditors will express substantial doubt about our ability to continue as a going concern. If we cannot continue as a going concern, then you may lose all of your investment.


WE  ARE  CONSIDERED  A  PENNY  STOCK

Our stock is characterized as a Penny Stock which has a huge adverse effect on the price and liquidity of our stock. The regulations relating to penny stocks limit the ability of broker-dealers to sell our common stock and thus affect the ability of shareholders to sell their common stock in the secondary market which may have a material adverse effect on the price of our stock.

INVESTORS WHO NEED IMMEDIATE OR FUTURE INCOME SHOULD REFRAIN FROM THE PURCHASE OF OUR COMMON STOCK.

We do not intend to pay dividends to the holders of our outstanding common stock in the foreseeable future. Investors who need immediate or future income by way of dividends from their investment should refrain from the purchase of our common stock.

  SUBSTANTIAL  DILUTION  TO  OUR  COMMON  STOCK  AS  A  RESULT  OF  ACQUISITONS:

The transactions herein described are extremely dilutive to our existing shareholders. We are issuing an aggregate of 72,605,776 shares in exchange of the RMD assets and for the scientific team who will be developing the prototypes and products.

Prior to the acquisitions, described herein, our outstanding common shares was 19,541,444. Following the acquisitions, we will have an aggregate of 92,147,220 common shares outstanding Of which 79% percent of the shares will be owned by the shareholders and designees Of MultiDisc, Ltd. TriGm International S.A. and PG Engineering S.A. As a result our existing shareholders will realize substantial dilution to the common stock which could have a material adverse effect on the price of our shares.

Consequently, based on existing warrants, stock options, and future issuance of shares pursuant to the 2004 stock option plan an additional 23,603,000 shares may be issued in addition to the 92,147,220 outstanding after the acquisition.

On a fully diluted basis, and providing all of the warrants and options are exercised, we will have an aggregate of 115,750,022 outstanding common shares which will cause significant dilution to existing and future shareholders.

Common  Shares  Outstanding  Prior  to  the  Acquisitions       19,541,444
Shares  issued  pursuant  to  the  Acquisitions  &
Development  Agreement                                                72,605,776
Common  Shares  Outstanding  After  the  Acquisitions
&  Development  Agreement                                             92,147,220

Shares  of  common  stock  underlying  Warrants
issued  to  original  subscribers  and  other  parties
Exercise  prices  range  from  .50  to  $1.50                      10,603,000

Shares  underlying  the  Warrants  issued  pursuant  to
the  2001  Stock  Option  Plan
Exercise  price  is  .045                                              8,000,000

Shares  that  will  be  underlying  the  Warrants  to  be
issued  pursuant  to  the  2004  Stock  Option  Plan.
To  be  awarded  in  the  future                                       5,000,000

Total  potential  future  issuances  based  on  outstanding  and
To  be  issued  shares  underlying  Options  &  Warrants          23,603,000

In addition, to the subscriber warrants, and options underlying our 2001 and 2004 stock option plans, any future issuance of shares of convertible instruments Could adversely affect the market price of our common stock and impair our ability to raise additional capital through the sale of equity or equity-related securities. Sales of substantial amounts of our common stock in the public market in connection with acquisitions and other Agreements described herein, may have a material adverse effect on the price of our stock.

A significant portion of the 72,605,776 shares issued pursuant to the acquisitions herein described will become eligible for resale pursuant to Rule 144 one year after the closing of these transactions and Shareholder approval. In addition, other exemptions may be available for sales of such Restricted securities held by non- affiliates.

PLANS  OF  OPERATIONS:

We believe that with the acquisitions of all of the business and intellectual property assets as described above, we are in a position to capitalize on the core technology for RMDs. As a result of our Agreement with PG Engineering S.A. we have a highly qualified diverse group of scientists who will be Devoting their time to developing the prototypes and the products.

PG Engineering Inc. consists of a unique scientific and entrepreneurial team with many years of experience in optical storage Media development and specifically multi-layer technology. We have entered into a long term Agreement with PG Engineering for the development of the prototypes and products. The overall management will be carried out from our headquarters in New York and offices in London. We will provide initial funding out of our available funds and we will be responsible for the overall direction of the project. All intellectual property, patents, equipment, know-how and products will belong without exception to us.

The initial plan is to have the components of RMD outsourced at the labs of several European and U.S. locations while also considering other suitable arrangements. The integration of prototypes and porting of the content in a format proprietary for RMD is anticipated to be done in the US. The IP of RMD, including all know-how, will be assigned to, and owned by us.

We have budgeted for our business for the period until the initial prototype is produced which we estimate to be between four to six months following closing of the acquisitions and the signing of the Services Agreement with PG Engineering, S.A.

Upon Closing we will have available for our operations post acquisition, the sum equal to $287,500.00 of which $77,500.00 shall be paid to extinguish the Visson Loan and $25,000 to the broker. The balance of $185,000 will be allocated to rent in our London office and administrative functions in the London Office, and public company functions in The New York office.

In addition, we will have available in cash held in a segregated account of New Medium Enterprises, Inc. the sum of $302,000 to be available exclusively to PG Engineering S.A. after shareholder approval. These funds will be used for the development of the prototype, by PG Engineering and subcontractors in accordance with the Development and Milestone Plan. It is estimated that these funds will be sufficient to fulfill the initial first stage milestone:

1st  Stage:  TARGET:

The first material milestone is anticipated to demonstrate RMD & Drive at approximately 14 GB, up to 36 Mbs variable bit stream, HD signal & decoding. We anticipate that even at this early stage while demonstrating the validity of technology we believe we will in fact show a close approximate of the first product. The first material milestone is scheduled to be completed around the second half of 2004.

There is no assurance that the available funds will be sufficient for the above purposes. Furthermore, there is no assurance that the initial milestone or any milestone thereafter will be met.

Although we have outstanding Warrants that are exercisable at prices between .50 and $1.50, that could potentially, if exercised in full, generate in excess of $12,000,000 for our Company, there is no assurance that the price of the stock will appreciate during our first year, to induce the warrant holders to exercise their warrants.

If the stock trades below the warrant exercise price, warrant holders will not exercise their warrants, since the warrant is out of the money. Consequently, we may have to raise additional capital through debt or Private Placements of equity shares. If we are unable to secure additional sources of capital we will need to substantially curtail our level of research and development efforts and other activities. We anticipate that we will require substantial additional financing to fund our working capital requirements. There can be no assurance, however, that additional funding will be available or, if available, that it will be available on terms acceptable to us. There can be no assurance that we will be able to raise additional cash if our cash resources are exhausted. Our ability to arrange such financing in the future will depend, in part, upon the prevailing capital market conditions as well as our business performance and the success of our prototypes.

Our ability to continue as a going concern is subject to substantial doubt given its current financial condition and requirements for additional funding. There can be no assurance that we will be able to obtain sufficient funds to continue the development of and, if successful, to commence the sale of our products and services under development. As a result of the foregoing, we anticipate that our auditors will express substantial doubt about our ability to continue as a going concern. If we cannot continue as a going concern, then you may lose all of your investment.

CHANGE  IN  MANAGEMENT  &  CONTROL:

The following changes are being made to the  management team.

Ethel Schwartz, our Chairman and CEO will remain in her current position on an interim basis for the foreseeable future. In the future, when we are technically advanced and financially capable, it is contemplated we will seek to recruit an industry heavyweight for the position of CEO,

The following additional officers will be appointed subject to shareholder approval:

Fred  Jung  Abbou,   President
Dr.  Alex  Libin     Chief  Operations  Officer
Yehudit  Hirsch      Corporate  Secretary

The following additional Directors will be appointed subject to shareholder approval:

Fred  Jung  Abbou,   Director
Dr.  Alex  Libin     Director

CURRENT REPORT ITEM 6 RESIGNATION OF CURRRENT DIRCTORS: As part of the Acquisition Agreements, the following officers have resigned From their current positions and will relinquish Their Board seats:

Hyman  Schwartz
Eva  Beilus

DIRECTORS  AND  EXECUTIVE  OFFICERS

           Name              Age           Position
-------------------      ---  --------------------------

    Ethel  Schwartz         54            Chairman,  Chief  Executive
                                             Officer,  &  Treasurer

    Fredrik  Jung  Abbou   26,           President,  Director

    Dr.  Alex  Libin        59,           Chief  Operations  Officer,  Director

    Yehudit  Hirsch         28            Corporate  Secretary


INFORMATION  CONCERNING  OFFICERS  &  DIRECTORS:

ETHEL SCHWARTZ: CHAIRMAN, CEO & TREASURER: (age 54) Ethel will remain as Chairman and CEO of our company on an interim basis for the foreseeable future. Ethel has been President, Chief Executive Officer, Treasurer and founder of our company since its inception. Since March 1996, Ethel has been an officer and director of Hyett Capital Ltd which is currently engaged in mergers and acquisitions, & consulting. She is currently employed with Grand Capital Corp. on a part-time basis as a stockbroker where she devotes less than 3 hours per month in her employment. Ethel brings a wealth of knowledge in finance and experience in securities and public Company operations and regulatory compliance, as well as diversified business experience.

FREDRIK JUNG-ABBOU: PRESIDENT: Fredrik Jung Abbou has been employed by MultiDisc Since July 2003 and has been President of MultiDisc Plc, since October 15, 2003. From 1998 to 2002 he was a founder and employee of Stockpicker, where he successfully created one of Sweden's still prospering Internet companies focused on the financial services arena. He also served as Product Manager and board member in their Swedish and Brazilian operations and headed the process of establishing operations abroad, to start operations in Brazil, China and India. He received a BA in International Business from European Business School and currently holds the position of Chairman of the Board in innovative Israeli R&D Company Visson Enterprises Ltd, a company in the forefront of next generation of ultra thin and flexible displays. Mr. Jung Abbou holds 8 percent of the shares of Stockpicker.

DR. ALEXANDER LIBIN: CHIEF OPERATIONS OFFICER: Since 2002, Dr. Libin has been the Co-Director for Sciences, at the Israel Interuniversity Center for Academic Cooperation with CIS, Hebrew University, Jerusalem, Israel. From 1998-2002, he has been a Senior Vice-President for International Management and System
Integration, Memory Devices 1966 Ltd., Rehovot , Israel. From 1995-1998 he was Senior Advisor for Russian Affaires, at The Prime Minister's Office, Tel-Aviv Israel. From 1991-1995 he served as a Secretary, in the Israeli Embassy in Moscow. Dr. Libin brings substantial experience in operations, science and technology, with demonstrated ability to pick major technological issues as prime target and to pursue the transformation of innovative technological ideas into a working final product. Dr. Libin is the father of Yehudit Hirsch.

YEHUDIT HIRSCH: SECRETARY: Yehudit received her law degree from Tel Aviv University School of law in March 1999, and finished her studies toward LLM degree in NYU School of Law in 2003. From May 2000 to July 2002, she practiced law as an associate at M. Seligman &Co, one of Israel most prominent law firms. Upon graduation from Tel Aviv University Law School, Ms. Hirsch was employed as a Post Graduate Trainee for the period of the mandatory legal training (Law Clerck), by I. Amihud Ben-Porath, Hamou &Co, in Tel Aviv. During the last year of her studies, Ms. Hirsch has clerked for Hon. Justice Asher Grunis at the Tel-Aviv District Court (lately appointed to the Israeli Supreme Court. Yehudit has extensive experience in corporate, business, labor, and employment law.
Yehudit  is  the  daughter  of  Dr.  Alex  Libin.





                        EXECUTIVE  COMPENSATION  POLICY

The Board of Directors approves the compensation of our executive officers, including salaries, bonuses and stock option plans. The policy of the Board of Directors is to maintain executive compensation at levels that will permit us to attract, motivate and retain individuals with superior managerial abilities. The levels of compensation are intended to reward individual initiative and achievement, while motivating our executives to increase shareholder value by improving our performance and profitability. In reviewing salaries, the Board of Directors considers factors such as the responsibilities of the position, corporate progress toward achieving objectives and individual performance, experience and expertise. In determining our executives' overall compensation, the Board of Directors also reviews certain compensation levels at other companies because the Board of Directors believe that we compete for executive talent with companies in addition to those in our peer group.

Since our Company has always had a limited budget, our Chief Executive Officer received her compensation in the form of restricted common stock in lieu of a cash salary based on the fair market price of restricted stock at time of issuance in accordance to the Schedule below:


EXECUTIVE  COMPENSATION  HISTORY:

     From the inception of our Company, Ethel Schwartz has not been paid any cash salary. She has, however, been compensated in company shares issued to her based on the fair market value for restricted stock at the time of the issuance, in lieu of cash salaries for services rendered to the Company as follows:

Services  Period  Compensation  Fair  Market
                      Value           price          Shares  Issued
---------------  --------  ----------------  -------------

From:      To:
8-99      10-01   $150,000            .03375      4,444,444
---------------  --------  ----------------    -------------
10-01     10-02     50,000            .025         2,000,000
---------------  --------  ----------------
10-02     12-03     62,000            .0559        1,112,000
---------------  --------  ----------------     ----------

The issuance of these shares, and the stock options described below, constitutes the only compensation Ethel has received from our company since its inception.

Stock  Options

We did not grant stock options in 1999. Likewise we have not granted stock options in 2000.

2001  STOCK  OPTION  PLAN:
On January 14, 2004, via consent of 78% of the shareholders of our Company the 2001 Stock Option Plan was ratified.

Pursuant to our 2001 stock option plan, we granted stock options to various officers and directors as follows:

5,000,000 stock options granted to Ethel Schwartz, CEO. Options are exercisable at .045. which is the fair market price on the day the options were granted. Options are valid until 2008.

2,000,000 stock options granted to Eva Beilus, Secretary & V.P. Options are exercisable at .045. which is the fair market price on the day the options were
granted.    Options  are  valid  until  2008.

1,000,000 stock options granted to Hyman Schwartz, Director. Options are exercisable at .045. which is the fair market price on the day the options were
granted.    Options  are  valid  until  2008.


TRANSFER BY WARRANT HOLDERS PURSUANT TO THE 2001 STOCK OPTION PLAN OF 37.5% OF WARRANTS UNDERLYING THE 2001 STOCK OPTION PLAN, TO THE SELLER.

To induce the Sellers to enter into an Asset Purchase Agreement with our company, all of the option holders of our 2001 stock option plan agreed to transfer to the Seller and/or their designees, on a pro-rata basis an aggregate of 37.5% of the warrants issued to each, underlying the 2001 stock option plan. Accordingly the option holders position following the transfer will be as follows:


Option Holder
2001 Stock Option Plan                        Transferred       Position After
  Option Holders            Original Issuance  To Seller      Closing
----------------------  -------------------  --------------
Ethel Schwartz . . . .            5,000,000       1,875,000  3,125,000
----------------------  -------------------  --------------  ---------
Eva Beilus . . . . . .            2,000,000         750,000  1,250,000
----------------------  -------------------  --------------  ---------
Hyman Schwartz . . . .            1,000,000         375,000    625,000
----------------------  -------------------  --------------  ---------


We  did  not  grant  any  stock  options  for  2002,  and  2003

2004  STOCK  OPTION  PLAN:


The 2004 Stock Option plan allows the aggregate issuance of 5,000,000 Warrants underlying the common shares which will be issued to both employees and scientists working on the development. The portion of the plan is a necessary adjunct to the budget we have allocated for PG Engineering to incentivize the specialized scientists who will be developing the technology. The portion related to employees will utilized in lieu or in addition to salaries or other compensation as the Board of Directors believe is consistent with the Boards
  Executive  Compensation  Policy.

FUTURE  EXECUTIVE  COMPENSATION:

We have not entered into any employment agreements with any of our executive staff for future compensation. Fredrik Jung Abbou will be receiving a monthly salary of 2250 BP (equivalent to $4,000. USD monthly subject to currency rate change. No other executive salaries are currently planned.)


CERTAIN  BENEFICIAL  OWNERS:

The following table describes, as of the close of the Acquisitions, the beneficial ownership of our Common Stock by persons known to us to own more than 5% of such stock and the ownership of Common Stock by our directors, and by all officers and directors as a group.





SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  &  MANAGEMENT
                           REFLECTING  THE  ACQUISTIONS

Identity  of
Stockholder                                      Percentage  of
Or  Entity                    Shares  Owned       Shares  Owned
                        (1)


Ethel Schwartz          13,534,444 (2)        14%
                      -------------------  -----

Southwark Properties   6,009,778  (3) (4)  .065%
--------------------  -------------------  -----
May Ltd. . . . . . .  23,304,249  (3) (4)    25%
--------------------  -------------------  -----
TriGM International.   22,442,999  (5)        24%
--------------------  -------------------  -----

All Officers &
Directors as a
Group. . . . . . . .     13,534,444   (2)    14%
--------------------  -------------------  -----

1) Pursuant to the rules and regulations of the securities and exchange commission, shares of common stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.


(2) Includes 8,484,444 common shares owned by Ethel Schwartz, CEO. Additionally Hyman Schwartz, a director of our company prior to the acquisitions owns 1,300,000 common shares. In addition Ethel Schwartz owns 3,125,000 warrants underlying the 2001 stock option plan, and Hyman owns 625,000 of the warrants underlying the 2001 stock option plan. Hyman is Ethel's spouse.

(3) (4) Ann Kellgren has controlling interest and is the beneficial owner of all of the shares for both May Ltd. and Southwark Properties. Ann was an original investor in MultiDisc, Ltd.

(4) Sergei Litvak is the authorized signatory and has controlling voting power of of 29% of Tri GM International and has voting agreements with holders of additional 24.5% of their shares.

DILUTION:

Our existing shareholders will be subject to substantial dilution as a result of these acquisitions and scientific development agreement. We will be issuing an aggregate of 72,605,776 shares in exchange of the RMD assets and for the scientific team who will be developing the prototypes and products

Prior to the acquisitions, described herein, our outstanding common shares of was 19,541,444. Following the acquisitions, we will have an aggregate of 92,147,220 common shares outstanding Of which 79% percent of the shares will be owned by the shareholders and designees Of MultiDisc, Ltd. TriGm International S.A. and PG Engineering S.A. As a result our existing shareholders will realize substantial dilution to the common stock which could have a material adverse effect on the price of our shares.

We currently have outstanding warrants and stock options that if exercised will cause additional substantial dilution, as follows.

Consequently, based on existing warrants, stock options, and future issuance of shares pursuant to the 2004 stock option plan an additional 23,603,000 shares may be issued in addition to the 92,147,220 outstanding after the acquisition.

On a fully diluted basis, and providing all of the warrants and options are exercised, we will have an aggregate of 115,750,022 outstanding common shares which will cause significant dilution to existing and future shareholders.

In addition, to the subscriber warrants, and options underlying our 2001 and 2004 stock option plans, any future issuance of shares of convertible instruments Could adversely affect the market price of our common stock and impair our ability to raise additional capital through the sale of equity or equity-related securities

Sales of substantial amounts of our common stock in the public market in connection with acquisitions and other Agreements described herein, may have a material adverse effect on the price of our stock.

SHARES  ELIGIBLE  FOR  FUTURE  SALES:

In addition to shares issued to founders and to insiders which are eligible for resale in accordance to Rule 144, a significant portion of the 72,605,776 shares issued pursuant to the acquisitions herein described will become eligible for resale pursuant to Rule 144 one year after the closing of these transactions and Shareholder approval. In addition, other exemptions may be available for sales of such Restricted securities held by non- affiliates.

Shares  of  common  stock  underlying  Warrants
issued  to  original  subscribers  and  other  parties
Exercise  prices  range  from  .50  to  $1.50                      10,603,000

Shares  underlying  the  Warrants  issued  pursuant  to
the  2001  Stock  Option  Plan
Exercise  price  is  .045                                              8,000,000

Shares  that  will  be  underlying  the  Warrants  to  be
issued  pursuant  to  the  2004  Stock  Option  Plan.
To  be  awarded  in  the  future                                       5,000,000

Total  potential  future  issuances  based  on  outstanding  and
To  be  issued  shares  underlying  Options  &  Warrants          23,603,000

VOTE  BY  CONSENT  OF  SHAREHOLDERS:

Via consent of 78% of the shareholders of New Medium Enterprises, Inc. the following Items have been voted upon on and consented on January 14, 2004:

(i) Acquisition of the assets of MultiDisk, LTD as reflected in the Agreement dated January 5th, 2004;

(ii) Entering into a service Agreement with P.G. Engineering S.A. as reflected in the Agreement dated January 6th, 2004;

(iii) Acquisition of the assets of TriGM International as reflected in the agreement dated January 6th, 2004;

(iv) The amendment of NMEN's Certificate of Incorporation to increase the authorized shares of the company from 100,000,000 to 200,000,000 million;

(v)  The  approval  of  the  2001  stock  option  plan

(vi) The  approval  of  the  2004  stock  option  plan.

(vii)   Election  of  the  following  Directors:
         Ethel  Schwartz,  Chairman  &  CEO
         Fredrik  Jung  Abbou,  President,  Director
         Dr.  Alex  Libin,  Chief  Operations  officer,  &  Director


SCHEDULE  OF  EXHIBITS:

Asset  Purchase  Agreement  with  MultiDisc  Ltd.
Asset  Purchase  Agreement  with  TriGM  International
Scientific  Services  Agreement  with  PG  Engineering,  S.A.
Fairness Opinion



 Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              New  Medium  Enterprises,  Inc.
                              -------------------------------
                              (Registrant)


                              By:  Ethel  Schwartz
                              CEO,  President,  Treasurer
                              and  Director

                              Date:   January  15,  2004